POWER OF ATTORNEY

Know all by these presents, that each of the undersigned hereby constitutes and appoints each of Mark L. Baum and Andrew R. Boll, signing singly, such undersigned’s true and lawful attorney-in-fact to:

(1)	execute for and on behalf of such undersigned statements on Schedule 13D or Schedule 13G, Forms ID, 3,4 and 5, and any exhibits to any of the foregoing in accordance with Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

(2)	do and perform any and all acts for and on behalf of such undersigned which may be necessary or desirable to complete and execute any such statement on Schedule 13D or Schedule 13G, Form ID, 3, 4 or 5, or any exhibit to any of the foregoing, including any electronic filing thereof, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, such undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of such undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts’ discretion.

Each of the undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. Each of the undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of such undersigned, are not assuming any of such undersigned’s responsibilities to comply with Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder.

This Power of Attorney shall remain in full force and effect until each of the undersigned is no longer required to file statements on Schedule 13D or Schedule 13G, or Form ID, 3, 4 or 5, with respect to such undersigned’s holdings of and transactions in securities issued by Imprimis Pharmaceuticals, Inc., a Delaware corporation, unless earlier revoked by such undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of December 9, 2015.

Robert J. Kammer Living Trust

By:	/s/ Robert J. Kammer	/s/ Robert J. Kammer
Name:	Robert J. Kammer	Robert J. Kammer
Title:	Trustee